UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 20, 2006
(Date of earliest event reported)

U.S. CANADIAN MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-25523
(Commission File Number)

33-0843633
(IRS Employer Identification No.)

4955 S. Durango Suite 216, Las Vegas, Nevada 89113
(Address of principal executive offices) (Zip Code)

(702) 433-8223
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 502.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 502(c)	Effective January 20, 2006, Mr. Adam Jenn was appointed President of U.S. Canadian Minerals, Inc. (the “Company”).

Mr. Jenn is entitled to receive $10,000 per month and a 10% commission on any investment in equity or long-term debt of the Company by new investors introduced by him to the Company.
Mr. Jenn is also entitled to an annual bonus equal to 10% of the net income to the Company from projects introduced by him to the Company.

From September 3, 2003 through October 28, 2005 Mr. Jenn was president and director of Transnational Automotive Group, Inc. (formerly Apache Motor Corporation). a publicly traded company. Mr. Jenn resigned as president of Transnational Automotive Group, Inc. on October 28, 2005. He remains a director of the Company.  From 2000 through 2002 Mr. Jenn worked with various resource companies arranging acquisitions and financing.  Mr. Jenn will focus on expanding existing mines, increasing profits, acquiring larger, higher grade and tonnage mining projects, and create a mid tier mining status for the company within three years.

Effective January 23, 2006, Mr. Frank J. Van der Bok Busboom was appointed Chief Financial Officer (CFO) of U.S. Canadian Minerals, Inc. (the “Company”).
Mr. Busboon is entitled to receive $5,000 per month and a 10% commission on any investment in equity or long-term debt of the Company by new investors introduced by him to the Company.
Mr. Busboom is also entitled to an annual bonus equal to 10% of the net income to the company from projects introduced by him to the company.

Mr. Busboom brings 25 years experience in the institutional fixed income, foreign exchange and commodity futures markets. From 2000 to 2005 Mr. Busboom was principal of Secure American Trading a commodity brokerage firm and Trade-Systems Inc., a registered Commodity Trading Advisor and Commodity Pool Operator. He was also General Partner of The Tuolumne Fund a Reg D exempt Limited Partnership registered in the state of Nevada. Mr. Busboom’s responsibilities, in his capacity as Chief Financial Officer, will include raising financing for the Company and hedge commodity and foreign exchange price risk.

Item 502(d)	Effective January 20, 2006, Mr. Adam Jenn was appointed a Director of the Company.
There are no family relationships between the directors and officers of the Company.

Section 8 - Other Events

Item 8.01 Other Events

Item 8.01	Effective January 20, 2006 Ms. Judy Tayler was appointed as a consultant to assist the Company with compliance and other corporate matters.

From 2003 through 2005 Ms. Tayler has assisted public companies in compliance, corporate matters and administration. She will initially focus on bringing the Company current with its filings and listed on the bulletin board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Canadian Minerals, Inc.

Date: January 25, 2006	/s/ Rendal Williams
CEO, Chairman